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                                                                   EXHIBIT 23.03

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 of Quintiles Transnational Corp. in respect of 4.25% convertible subordinated notes due May 31, 2000 of our report dated July 24, 1996, with respect to the financial statements of the Innovex Companies included in the Current Report on Form 8-K of Quintiles Transnational Corp. dated October 6, 1996 and to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement.





/s/ KPMG
KPMG
Reading, England
                                                             February 17, 1997